EXHIBIT 10.5

FIRST AMENDMENT TO PROMISSORY NOTE

THIS FIRST AMENDMENT TO PROMISSORY NOTE (the “Amendment”), dated as of March 26, 2019 (the “Effective Date”), is entered into by Cerebain Biotech Corp. (the “Company”) and Auctus Fund, LLC (“Holder”).

WHEREAS, the Company issued to Holder a convertible promissory note in the original principal amount of $110,000 on February 15, 2018 (the “Promissory Note”); and

WHEREAS, the Company and the Holder desire to amend the Promissory Note;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by each party hereto as follows:

1. The Maturity Date of the Promissory Note is hereby extended from November 15, 2018 to September 26, 2019.

2. Pursuant to Section 2.6 of the Note, the Company and Holder acknowledge that the principal balance of the Note is increased by $15,000.00 as of the Effective Date.

3. Except as expressly amended and modified by this Amendment, the Promissory Note is and shall continue to be in full force and effect in accordance with the terms thereof.

4. This Amendment may be executed by the parties hereto in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Promissory Note to duly executed as of the day and year first written above.

Cerebain Biotech Corp.

By:
Name:	Eric Clemons
Title:	CEO

Auctus Fund, LLC

By:
Name:	Lou Posner
Title:	Managing Director